Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE EXCEPT (A) TO LSB INDUSTRIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO UMB BANK, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO UMB BANK, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTION.

LSB INDUSTRIES, INC.

7% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2011

CUSIP: 502160 AD6
No. 1	$18,000,000

LSB Industries, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the aggregate principal sum set forth on Schedule I hereto on March 1, 2011 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or, at the election of the Company in accordance with and subject to the conditions of the terms of the Indenture, in a combination of cash and freely tradable shares of Common Stock of the Company and to pay interest, semiannually on March 1 and September 1 of each year, commencing September 1, 2006, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7%, from the March 1 or September 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from March 3, 2006 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 15 or August 15, as the case may be, and before the following March 1 or September 1, this Debenture shall bear interest from such March 1, or September 1; provided that if the Company shall default in the payment of interest due on such March 1 or September 1, then this Debenture shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from March 3, 2006. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any March 1 or September 1 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the Record Date, which shall be February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. Notwithstanding anything herein to the contrary, at maturity, the Company may elect to pay a portion the accrued and unpaid interest in freely tradable shares of Common Stock of the Company on the terms and subject to the conditions of the Indenture.

The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at a rate equal to 1 % per annum plus the rate borne by the Debenture.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into Common Stock of the Company and to redeem the Debenture upon a Designated Event (as defined in the Indenture) and the Company the right (at its option) to redeem the Debentures with cash or Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

2

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
	Name:	Jack E. Golsen
	Title:	Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

UMB Bank, n.a., as Trustee

By:	/s/ John Brown
Authorized Signatory

or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

3

REVERSE OF DEBENTURE

LSB INDUSTRIES, INC.

7% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2011

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 7% Convertible Senior Subordinated Debentures Due 2011 (herein called the “Debentures”), limited in aggregate principal amount to $25,000,000, issued and to be issued under and pursuant to an Indenture dated as of March 3, 2006 (herein called the “Indenture”), between the Company and UMB Bank, n.a., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. If any of the terms of the Debenture conflict with the Indenture, the Indenture shall be controlling.

In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest, on all Debentures may be declared by either the Trustee or any two Required Holders, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or (ii) reduce the rate or extend the time of payment of interest, or (iii) reduce the principal amount thereof or premium, if any, thereon, or (iv) reduce any amount payable upon redemption or repurchase thereof, or (v) impair the right of any Debentureholder to institute suit for the payment thereof, or (vi) make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or (vii) change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the Holders or (viii) change the obligation of the Company to redeem any Debenture upon the happening of a Designated Event in a manner adverse to the Holder of the Debentures, or (ix) change the obligation of the Company to repurchase any Debenture on a Designated Event Repurchase Date in a manner adverse to the Holder of the Debentures, or (x) impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 16.6thereof, in each case without the consent of the Holder of each Debenture so affected, or (xi) modify any of the provisions of Section 12.2 or Section 8.7 thereof, except to increase any such percentage, or (xii) to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, or (xiii) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.1 thereof, or (xiv) reduce the quorum or voting requirements set forth in ARTICLE 11 or change the provisions of ARTICLE 4 in a manner adverse to the Holders of Debentures or modify in any manner the entitlement and calculation of the Make-Whole Premium or (xv) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the

Holders of all Debentures then outstanding. Subject to the provisions of the Indenture, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest, or any premium on, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Stock of the Company, (C) a default in the payment of the redemption price pursuant to ARTICLE 3 of the Indenture, (D) a default in the payment of the repurchase price pursuant to ARTICLE 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under ARTICLE 12 of the Indenture cannot be modified or amended without the consent of the Holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

THE INDEBTEDNESS EVIDENCED BY THE DEBENTURES IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, EXPRESSLY SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS OF THE COMPANY, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED, AND THIS DEBENTURE IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT TO SUCH SUBORDINATION. EACH HOLDER OF THIS DEBENTURE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND AUTHORIZES THE TRUSTEE ON ITS BEHALF TO TAKE SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE TO EFFECTUATE THE SUBORDINATION SO PROVIDED AND APPOINTS THE TRUSTEE HIS ATTORNEY-IN-FACT FOR SUCH PURPOSE.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest, on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed or in shares of Common Stock of the Company as prescribed in the Indenture.

Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

At any time on or after March 1, 2009 and prior to maturity, Debentures may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.2 at a redemption price, payable at the option of the Company in cash or, subject to the conditions set forth in Section 3.1(b), in shares of Common Stock, equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but excluding, the date fixed for redemption (the “Optional Redemption”) if the following three conditions are all satisfied on the date of mailing of the notice of redemption: (1) the Closing Sale Price has exceeded 115% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date of mailing of the notice of redemption (it being understood for these purposes that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used), (2) the Common Stock is listed on a U.S. national securities exchange or on The Nasdaq Stock Market; and (3) the shelf registration statement covering resales of the Debentures and the Common Stock is effective and available for use and is expected to remain effective and available for use during the 30 days following the redemption date, unless registration is no longer required.

In the event of an Optional Redemption, the Company may only elect to pay the redemption price in shares of Common Stock if the following three conditions are all satisfied on the date of redemption: (1) the Common Stock is listed on a U.S. national securities exchange or on The Nasdaq Stock Market; (2) the Trustee has received an Opinion of Counsel (in form and substance satisfactory to the Trustee) that the Common Stock will be duly issued in compliance with all laws and listing requirements (including any shareholder approval requirements) and is fully paid and non-assessable; and (3) the shares of Common Stock used to pay the redemption price are freely tradable. Payments made in Common Stock will be valued at 95% of the weighted average of the closing sale prices of Common Stock for the 20 consecutive Trading Days ending on the fifth Trading Day prior to the redemption date. The Company will specify in the redemption notice the type of consideration to be paid upon redemption and the amount of each Debenture to be paid by each type of consideration. Not later than the fourth Trading Day prior to the redemption date the Company shall publicly announce the number of shares of Common Stock to be paid as the redemption price for each $1,000 principal amount of Debentures to be redeemed.

The Company may not give notice of any redemption of the Debentures if a default in the payment of interest, or premium, if any, on the Debentures has occurred and is continuing.

The Debentures are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to maturity of the Debentures, this Debenture will be redeemable on a Designated Event Repurchase Date, 45 days after notice thereof, at the option of the Holder of this Debenture at a redemption price equal to 101% of the principal amount thereof, together with accrued interest to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding interest payment date, the interest payable on such interest payment date shall be paid to the Holder of this Debenture on the preceding March 1 or September 1, respectively. The Debentures will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all Holders of the Debentures a notice of the occurrence of a Designated Event and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event. For a Debenture to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a written notice of purchase (a “Designated Event Repurchase Notice”) together with such Debenture, duly endorsed for transfer, on or before the 45th day after the date of such notice of a Designated Event (or if such 45th day is not a Business Day, the immediately succeeding Business Day).

The Company shall pay a Make-Whole Premium on the Designated Event Repurchase Date on all Debentures presented for conversion in connection with a Fundamental Change in accordance with the terms of the Indenture. The Company may make the Make-Whole Premium in shares of Common Stock, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing, and the Company shall specify the type of consideration for the Make-Whole Premium in the Designated Event Notice.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held in whole multiples of $1,000 at a purchase price of 101% of the principal amount, plus any accrued and unpaid interest, on such Debenture up to (but excluding) the Designated Event Repurchase Date. To exercise such right, a Holder shall deliver to the Company such Debenture with the form entitled “Designated Event Repurchase Notice” on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer.

Holders have the right to withdraw any Designated Event Repurchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal prior to the date that is one Business Day prior to the Designated Event Repurchase Date, all as provided in the Indenture.

If cash, sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date, interest will cease to accrue on such Debentures (or portions thereof) immediately after such Designated Event Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the purchase price upon surrender of such Debenture.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Debentures, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into the following number of shares of Common Stock: 125 shares for a Debenture conversion occurring before September 1, 2006; 141.25 shares for a Debenture conversion occurring on or after September 1, 2006 and on or before February 28, 2007; 141.04 shares for a Debenture conversion occurring on or after March 1, 2007 and on or before August 31, 2007; 137.27 shares for a Debenture conversion occurring on or after September 1, 2007 and on or before February 29, 2008; 133.32 shares for a Debenture conversion occurring on or after March 1, 2008 and on or before August 31, 2008; 129.23 shares for a Debenture conversion occurring on or after September 1, 2008 and on or before February 28, 2009; and 125 shares for a Debenture conversion occurring on or after March 1, 2009 (the “Conversion Rate”) as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. Notwithstanding the foregoing, if such Debenture has been called for redemption, the Debenture may be converted only until the close of business on the Business Day immediately preceding the redemption date unless the Company fails to pay the redemption price.

No adjustment in respect of interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and has not been called for redemption by the Company on a redemption date that occurs during such period, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a Record Date and prior to the next interest payment date, (2) if the Company has specified a redemption date following a Designated Event that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such debenture.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

A Debenture in respect of which a Holder is exercising its right to require redemption upon a Designated Event may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Debentures called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the Holders of such Debentures for an amount equal to the applicable redemption price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the Holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the Holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any

Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes this Debenture and all matters arising out of or related to this Debenture shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT - as tenant by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ___________________________ (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	LSB INDUSTRIES, INC.
UMB BANK, N.A.

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of LSB Industries, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below, together with evidence satisfactory to LSB Industries, Inc. and the Trustee of transfer, and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

DESIGNATED EVENT

REPURCHASE NOTICE

TO:	LSB INDUSTRIES, INC.
UMB BANK, N.A.

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from LSB Industries, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 101% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date, to the Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                          attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

☐ To LSB Industries, Inc. or a subsidiary thereof; or

☐ To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐ Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to LSB Industries, Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Schedule I

LSB INDUSTRIES, INC.

7% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2011

No. 1

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian
March 13, 2006	$18,000,000.00		John Brown

13